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                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



     We consent to the incorporation by reference in Capital Bancorp Inc.'s Registration Statements on Form S-8 (No. 333-118736, relating to the 2001 Capital Bancorp Inc. Stock Option Plan, and No. 333-126080, relating to the Capital Bancorp, Inc. 2005 Employee Stock Purchase Plan) of our report dated February 3, 2006 relating to the financial statements and financial statement schedules of Capital Bancorp, Inc.


/s/ Maggart & Associates, P.C.
Maggart & Associates, P.C.


Nashville, Tennessee
February 3, 2006